UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      April 21, 2005

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19975 Victor Parkway, Livonia, Michigan		48152

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 734-591-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On April 21, 2005, Valassis issued a press release (the “Press Release”) announcing results for the quarter ended March 31, 2005. Furnished hereto as Exhibit 99.1 to this Current Report is a copy of the Press Release.

The information in Item 2.02 of the Current Report and the accompanying exhibit shall not be incorporated by reference into any filing by Valassis, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01	Other Events

The Press Release also announced that Valassis expects to restate its previously issued financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2004 to reclassify its auction-rate securities as such, rather than within cash and cash equivalents.  Auction-rate securities are long-term bonds that resemble short-term instruments and provide liquidity because their interest rates are reset periodically, usually every 7, 28, or 35 days. The rate is reset by a modified Dutch auction process and because investors can sell or buy the securities on those auction dates, the securities have long been regarded as cash equivalents.

Valassis is in the process of preparing its restated annual financial statements to properly classify these auction-rate securities in its consolidated balance sheets, consolidated statements of cash flows and footnote disclosure. It will file such restated financial statements as soon as practicable. The effect of the restatement will not have any impact on previously reported total assets, net earnings or net earnings per share, or the company’s consolidated statements of income.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

99.1	Press release dated as of April 21, 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

(Registrant)

Dated: April 21, 2005
/s/ ROBERT L. RECCHIA

Robert L. Recchia
Executive Vice President and
Chief Financial Officer